Exhibit 99.1

Recro Pharma Announces New Board Members

MALVERN, PA, March 13, 2014 – Recro Pharma, Inc. (Nasdaq: REPH), a clinical stage specialty pharmaceutical company developing non-opioid therapeutics for post-operative pain, today announced the appointments of Alfred F. Altomari and Dr. Michael Berelowitz to the Company’s Board of Directors.

“Recro will benefit from the vast experience and knowledge that Mr. Altomari and Dr. Berelowitz bring to our Board of Directors,” said Gerri Henwood, President and Chief Executive Officer of Recro Pharma. “Their guidance and perspective on clinical development, regulatory and commercial strategy will be of tremendous benefit as we advance our lead candidate, Dex-IN, for the treatment of post-operative pain.”

Mr. Altomari brings over 25 years of operational and commercial pharmaceutical experience to Recro’s Board. He currently serves as President and Chief Executive Officer and member of the Board of Directors of Agile Therapeutics. He also serves on the Board of Directors of Insmed Incorporated. Previously, Mr. Altomari was Chief Executive Officer of Barrier Therapeutics, and was a member of Barrier’s Board of Directors where he led the successful sale of Barrier to Stiefel Laboratories, which was subsequently acquired by GlaxoSmithKline plc. Prior to Barrier Therapeutics, Mr. Altomari held numerous executive roles in general management, commercial operations, business development, product launch preparation, and finance with Johnson & Johnson. He received an M.B.A. from Rider University and his B.S. from Drexel University.

Dr. Berelowitz brings over 30 years of clinical development and academic research experience, including 15 years of pharmaceutical development experience with Pfizer, Inc. While at Pfizer, Dr. Berelowitz was Senior Vice President and Head of Clinical Development and Medical Affairs in the Specialty Care Business Unit. He held various other roles at Pfizer, beginning as a Medical Director in the Diabetes Clinical Research team and then assuming positions of increasing responsibility. Prior to that, Dr. Berelowitz spent a number of years in academia. Dr. Berelowitz currently serves as a biopharmaceuticals consultant, and is a member on several Boards of Directors or Scientific Advisory Boards, including the Endocrine Fellows Foundation, Metacure, Ltd. and Haptocure, Ltd. and Oramed Pharmaceuticals. Additionally, Dr. Berelowitz has

490 Lapp Road  —  Malvern, PA 19355  —  (484) 395-2400  —  (484) 395-2401 - fax

also served on the Board of Directors of the American Diabetes Association, the Clinical Initiatives Committee of the Endocrine Society, and has chaired the Task Force on Research of the New York State Council on Diabetes. He has also served on several editorial boards, including the Journal of Clinical Endocrinology and Metabolism, Endocrinology, Reviews in Endocrine and Metabolic Disorders and Clinical Diabetes. Dr. Berelowitz has authored and co-authored more than 100 peer-reviewed journal articles and book chapters in the areas of pituitary growth hormone regulation, diabetes and metabolic disorders.

About Recro Pharma, Inc.

Recro Pharma is a clinical stage specialty pharmaceutical company developing non-opioid therapeutics for the treatment of pain, initially in the post-operative setting. Recro Pharma’s lead product, Dex-IN, is a proprietary intranasal formulation of dexmedetomidine and has completed a placebo controlled trial demonstrating effective pain relief. As Recro Pharma’s product candidates are not opioid based drugs, the company expects its candidates to avoid many of the side effects associated with commonly prescribed opioid based therapeutics, including addiction, constipation and respiratory distress while maintaining analgesic effect. If approved, Dex-IN would be the first and only approved post-operative pain drug in its class of drugs.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect Recro Pharma’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Recro Pharma or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to Recro Pharma and are subject to a number of risks, uncertainties, and other factors that could cause Recro Pharma’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements in this press release should be considered together with the risks and uncertainties that may affect Recro Pharma’s business and future results included in Recro Pharma’s filings with the Securities and Exchange Commission at www.sec.gov.

490 Lapp Road  —  Malvern, PA 19355  —  (484) 395-2400  —  (484) 395-2401 - fax

CONTACT:	Recro Pharma, Inc.
Charles T. Garner
Chief Financial Officer
(484) 395-2425

Media and Investors:

Argot Partners
Susan Kim
(212) 600-1902
susan@argotpartners.com

490 Lapp Road  —  Malvern, PA 19355  —  (484) 395-2400  —  (484) 395-2401 - fax